                                                                    EXHIBIT 99.1

TAXATION OF QUANTA HOLDINGS AND SUBSIDIARIES

         CERTAIN IRISH TAX CONSIDERATIONS

         On December 7, 2005, the Irish capital duty was abolished by the Irish government.

         CERTAIN UNITED KINGDOM TAX CONSIDERATIONS

         The following is a summary of certain U.K. tax considerations under current U.K. law relating to Quanta Holdings and its subsidiaries.

         U.K. Taxation of Quanta Holdings, Quanta Bermuda, Quanta Europe, Quanta
U.S. Holdings and Quanta Specialty Lines

         U.K. Residence. Neither Quanta Holdings, Quanta Bermuda, Quanta Europe,
Quanta U.S. Holdings nor Quanta Specialty Lines is incorporated in the U.K.
Accordingly, they should not be treated as being resident in the U.K. unless their central management and control is exercised in the U.K. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. We intend to manage Quanta
Holdings, Quanta Bermuda, Quanta Europe, Quanta U.S. Holdings, Quanta Specialty
Lines and Quanta Indemnity so they are not resident in the U.K. for U.K.
corporation tax purposes. Quanta 4000, as a company incorporated in the U.K., is treated as being resident in the U.K. and is subject to U.K. corporation tax on its worldwide income and gains. The maximum rate of U.K. corporation tax is 30%.

         U.K. Permanent Establishment. As a matter of U.K. domestic tax law, a company not resident in the U.K. for U.K. corporation tax purposes can be subject to U.K. corporation tax if it carries on a trade in the U.K. through a permanent establishment in the U.K. but the charge to U.K. corporation tax is limited to profits (including revenue profits and capital gains) connected with such permanent establishment. The term "permanent establishment" is defined for these purposes in a manner that is consistent with various internationally recognized characteristics commonly used in the U.K.'s double tax treaties. The maximum rate of U.K. corporation tax is 30%.

         We intend that Quanta Europe will operate in such a manner that it will carry on a trade in the U.K. through a permanent establishment in the U.K. (i.e.
Quanta U.K.). We intend that Quanta Europe will be entitled to the benefits of the tax treaty between the U.K. and Ireland. On the basis that Quanta U.K.
should constitute a permanent establishment of Quanta Europe in the U.K. for the purposes of that tax treaty, Quanta Europe will be subject to U.K. corporation tax to the extent of any profits attributable to the permanent establishment in the U.K., as determined under the provisions of the U.K. -- Ireland tax treaty.

         We intend to operate in such a manner that none of Quanta Holdings nor any of its subsidiaries (other than Quanta Europe) will carry on a trade in the
U.K. through a permanent establishment in the U.K. Whether a trade is being carried on in the U.K. through a permanent establishment in the U.K. is an inherently factual determination. Since U.K. case law and U.K. statute fail to definitively identify activities that constitute a trade being carried on in the
U.K. through a permanent establishment in the U.K., we cannot assure you that HM
Revenue & Customs will not contend successfully that Quanta Holdings or any of its subsidiaries (other than Quanta Europe) has been or will be carrying on a trade in the U.K. through a permanent establishment in the U.K. We believe that the U.S. subsidiaries of Quanta Holdings qualify for benefits under the tax treaty between the U.K. and the United States. If any of our U.S. subsidiaries qualifying for such benefits were to be carrying on a trade in the U.K. through a U.K. permanent establishment, they would only be subject to U.K. corporation tax if the U.K. permanent establishment constituted a permanent establishment for the purposes of that treaty and then only to the extent that any profits were attributable to that permanent establishment in the U.K. determined in accordance with the provisions of the U.K. -- United States tax treaty.

         The U.K. has no tax treaty with Bermuda and if any of Quanta Holdings or our subsidiaries in Bermuda were to be carrying on a trade in the U.K.
through a U.K. permanent establishment, they

would be subject to U.K. corporation tax attributable to that permanent establishment in accordance with the provisions of U.K. tax law.

         There are circumstances in which companies that are neither resident in the U.K. nor entitled to the protection afforded by a tax treaty between the
U.K. and the jurisdiction in which they are resident may be exposed to income tax in the U.K. on income arising in the U.K. (other than by deduction or withholding) but we intend to operate in such a manner that none of us will fall within the charge to income tax in the U.K. (other than by deduction or withholding) in this respect.

         If we or any of our subsidiaries, other than any subsidiary incorporated in the U.K. as a contact office for Quanta Bermuda, were treated as being resident in the U.K. for U.K. corporation tax purposes, or, other than
Quanta Europe were to be carrying on a trade in the U.K. through a permanent establishment in the U.K., the results of our operations and your investment could be materially adversely affected.

         U.K. Excise Taxes

         The U.K. imposes Insurance Premium Tax, or IPT, on insurance premiums on policies in respect of risks located in the U.K. Certain types of insurance risks located in the U.K. are exempt from IPT, including reinsurance. IPT is generally collected from the insurer, although the economic cost of the IPT is usually passed to the insured by way of an IPT-inclusive premium. The rate of
IPT is 5% and is based on the amount of the gross premium.